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                                                                   Exhibit 10.10

                              EMPLOYMENT AGREEMENT

     This Agreement, dated____________ , by and between MEDEX, INC., an Ohio corporation (the "Company"), and (the "Employee").

                                    RECITALS
                                    --------

     A. Employee is an executive of the Company, or one of its principal subsidiaries, with significant policy-making and operational responsibilities in the conduct of its business.

     B. The Company recognizes that Employee is a valuable resource for the Company and the Company desires to be assured of the continued services of Employee.

     C. The Company is concerned that upon a possible or threatened change in control, Employee may have concerns about the continuation of his employment and/or his status and responsibilities and may be approached by others with employment opportunities, and desires to provide Employee some assurance as to the continuation of his employment status and responsibilities on a basis consistent with that which he has earned in the event of such possible or threatened change in control.

     D. The Company desires to assure that if a possible change of control situation should arise and Employee should be involved in deliberations or negotiations in connection therewith that Employee would be in a secure position to consider and/or negotiate such transaction as objectively as possible and to this




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end desire to protect Employee from any direct or implied threat to his financial well-being.

     E. The Company is concerned about the possible effect on Employee of the uncertainties created by any proposed change in control of the Company.

     F. Employee is willing to continue to serve as such but desires assurance that in the event of such a change in control he will continue to have the responsibility and status he has earned.

                                   AGREEMENTS
                                   ----------

     The parties do hereby agree as follows:

     1. CHANGE IN CONTROL. The provisions of Section 2 and 3 of this Agreement shall become operative upon a change in control of the Company, as hereinafter defined. For purposes of this Agreement, a "change in control of the Company" shall mean:

                         (a) A change in control of a nature that would be
                    required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act"); provided that, without limitation, such a change in control shall be deemed to have occurred if (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting

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                    power of the Company's then outstanding securities, or

                         (b) During any period of two consecutive years,
                    individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period, or

                         (c) The Company shall have merged into or consolidated
                    with another corporation, or merged another corporation into the Company, on a basis whereby less than 50% of the total voting power of the surviving corporation is represented by shares held by former shareholders of the Company prior to such merger or consolidation, or

                         (d) The Company shall have sold substantially all of
                    its assets to another corporation or other entity or person.

                         (e) Provided further, however, that any of the events
                    described in subparagraphs (a), (b), (c) or (d) above shall not cause Sections 2 and 3 of this Agreement to become operative and there shall be no change of control if the event described in

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                    subparagraphs (a), (b), (c) or (d) is approved at any time before consummation of the event by a two-thirds (2/3) vote of the total membership of the Board of Directors of the Company and a majority of the continuing directors (as hereinafter defined) of the Company at the time of said vote. The term continuing directors shall mean those members of the Board of Directors of the Company elected by the shareholders or otherwise appointed prior to the occurrence of any of the events described in subparagraphs (a), (b),
                    (c) or (d) above.

     2. TERMINATION WITHIN ONE YEAR. In the event that the employment of Employee with the Company is terminated involuntarily within one year after a change in control occurs:

                         (a) Employee shall be entitled to receive an amount of
                    cash equal to two (2) times his annual salary at his then current rate. Such amount shall be paid in equal monthly installments over a period of 24 months, the first such installment to be paid within ten (10) days after termination.

                         (b) Employee shall be entitled to receive a lump sum
                    amount of cash equal to two (2) times the amount that was awarded to him in the previous fiscal year immediately prior to such a change in control under the Incentive Compensation Plan of the Company, regardless of whether such Plan may have



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                    been changed or terminated after such change in control.
                    Such amount shall be paid at the same time as awards are paid to other participants in said Plan if such Plan shall have been continued but in no event later than the first January 31 following termination or resignation.

                         (c) Employee shall continue for a period of 24 months
                    to be covered at the expense of the Company by the same or equivalent hospital, medical, accident, disability and life insurance coverages as he was covered by immediately prior to termination of his employment; provided, however, that the Employee may elect to be paid in cash within 30 days after termination of his employment an amount equal to the Company's cost of providing such coverages during such period.

                         (d) Within 30 days thereafter, the Company shall pay to
                    Employee in a lump sum an amount of cash, net of all federal, state and local income taxes, which shall be sufficient to enable Employee to purchase a paid-up annuity issuable by a financially sound and reputable insurance company providing for payment beginning at age 65 of a monthly benefit equal to that which Employee would have received under the Company's profit sharing plan as in effect immediately prior to such change



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                    in control (with all payment options as provided for in such plan) had all of the benefits credited to his account under said profit sharing plan to the date of termination of his employment been fully vested. Notwithstanding the foregoing, if at the time of his termination Employee is fully vested under the Company's profit sharing plan, then Employee shall receive the benefits he is entitled to under, and pursuant to the terms of, such profit sharing plan and the preceding sentence shall be inapplicable.

     3. RESIGNATION WITHIN ONE YEAR. In the event that Employee should determine in good faith that his status or responsibilities with the Company has or have diminished subsequent to a change in control, and shall for that reason resign from his employment with the Company within one year after such change in control, Employee shall be entitled to receive all of the payments and enjoy all of the benefits specified in Section 2 hereof.

     4. ARRANGEMENTS NOT EXCLUSIVE. The specific arrangements referred to above are not intended to exclude Employee's participation in other benefits available to executive personnel generally or to preclude other compensation or benefits as may be authorized by the Board of Directors of the Company at any time.

     5. ENFORCEMENT COSTS. The Company is aware that upon the occurrence of a change in control the Board of Directors or a



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stockholder of the Company may then cause or attempt to cause the Company to refuse to comply with its obligations under this Agreement, or may cause or attempt to cause the Company to institute, or may institute, litigation seeking to have this Agreement declared unenforceable, or may take, or attempt to take, other action to deny Employee the benefits intended under the Agreement. In these circumstances, the purpose of this Agreement could be frustrated. It is the intent of the Company that Employee not be required to incur the expenses associated with the enforcement of his rights under this Agreement by litigation or other legal action because the cost and expense thereof would substantially detract from the benefits intended to be extended to Employee hereunder, nor be bound to negotiate any settlement of his rights hereunder under threat of incurring such expenses. Accordingly, if following a change in control it should appear to Employee that the Company has failed to comply with any of its obligations under this Agreement or in the event that the Company or any other person takes any action to declare this Agreement void or unenforceable, or institutes any litigation or other legal action designed to deny, diminish or to recover from Employee the benefits intended to be provided to Employee hereunder, and that Employee has complied with all of his obligations under this Agreement, the Company irrevocably authorizes Employee from time to time to retain counsel of his choice at the expense of the Company as provided in this
Section 5, to represent Employee in connection with the initiation or defense of any litigation or



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other legal action, whether by or against the Company or any Director, officer, stockholder or other person affiliated with the Company, in any jurisdiction. Notwithstanding any existing or prior attorney-client relationship between the Company and such counsel, the Company irrevocably consents to Employee entering into an attorney-client relationship with such counsel, and in that connection the Company and Employee agree that a confidential relationship shall exist between Employee and such counsel. The reasonable fees and expenses of counsel selected from time to time by Employee as hereinabove provided shall be paid or reimbursed to Employee by the Company on a regular, periodic basis upon presentation by Employee of a statement or statements prepared by such counsel in accordance with its customary practices, up to a maximum aggregate amount of $500,000.

     6. LETTER OF CREDIT. In order to ensure the benefits intended to be provided to Employee under this Agreement without Employee incurring the cost and expense of such litigation, the Company will immediately upon a change in control, as defined in Section 1 herein, establish an irrevocable standby Letter of Credit in favor of Employee and each of the other employees executing forms of this Agreement, such Letter of Credit to be drawn on such bank with assets of not less than $1.5 billion and capital of not less than $100 million as the Chief Executive Officer of the Company shall, in his sole discretion select (the "Letter of Credit") and shall provide that the credit amount of $500,000 will be available against which Employee and each of the other employees



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executing forms of this Agreement may draw for payment of any legal costs of the type provided for in Section 5 which have not been paid by the Company when due. Subject to the provisions hereof, the Letter of Credit shall contain and be on such terms and conditions as to require the issuing bank to pay Employee on presentation by Employee of a statement signed by Employee or his legal representative setting forth (a) the amounts of the payments owing to Employee under Section 5 which are then due and payable, and (b) a statement that such amounts were not paid by the Company when due. The Company shall pay all fees required to maintain the Letter of Credit in effect for three years from the date of any change in control, as defined in Section 1 herein. If the Company shall fail to pay such fees, Employee may as provided above draw upon the Letter of Credit for the same and pay such fees with the amount so drawn. Each time Employee draws under the Letter of Credit, Employee shall provide to the Company a copy of such draft and of the statement of his counsel referred to in Section 5.

     7. NO SET-OFF. The Company shall not be entitled to set off against the amounts payable to Employee any amounts earned by Employee in other employment after termination of his employment with the Company, or any amounts which might have been earned by Employee in other employment had he sought such other employment. Employee shall not be required to mitigate the amount of any payment provided for herein by seeking other employment. The amounts payable to Employee under this Agreement shall not be treated as damages but as severance compensation to which Employee



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is entitled by reason of termination of his employment in the circumstances contemplated by this Agreement.

     8. TERMINATION. This Agreement has no specific term, but shall terminate if, prior to a change in control of the Company, the employment of Employee with the Company shall terminate.

     9. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and insure to the benefit of the Company and its successors and assigns, and shall be binding upon and inure to the benefit of Employee and his legal representatives, heirs, and assigns.

     10. SEVERABILITY. In the event that any Section, paragraph, clause or other provision of this Agreement shall be determined to be invalid or unenforceable in any jurisdiction for any reason, such Section, paragraph, clause or other provision shall be enforceable in any other jurisdiction in which valid and enforceable and, in any event, the remaining Sections, paragraphs, clauses and other provisions of this Agreement shall be unaffected and shall remain in full force and effect to the fullest extent permitted by law.

     11. LIMITATIONS ON TERMINATION COMPENSATION.

                         (a) The present value (as defined herein) of any
                    Severance Benefits payable to you under this Agreement, and any other payments otherwise payable to you by the Company on or after a Change in Control, which are deemed under
                    Section 280G of the



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                    Internal Revenue Code of 1954, as amended (the "Code"), to constitute "parachute payments" (as defined in Section 280G without regard to Section 280G(b)(2)(A)(ii), shall be less than three times your base amount (as defined herein). In the event that the present value of such payments equals or exceeds such amount, the provisions set forth below will apply, and Severance Benefits payable to you under this Agreement will be made only in accordance with this Section 11, notwithstanding any provision to the contrary in this Agreement.

                         (b) Not later than thirty (30) days from the date of
                    termination, the Company will provide you with a schedule indicating by category the present value of all Severance Benefits payable to you under this Agreement (specifying the paragraph under which each such payment is to be made) and any other payments otherwise payable to you by the Company on or after the Change in Control, which, in the Company's opinion, constitute parachute payments under Section 280G. No payments under this Agreement shall be made until after thirty (30) days from the receipt of such schedule by you. At any time prior to the expiration of said 30-day period, you shall have the right to select from all or part of any category of payment to be made under this



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                    Agreement those payments to be made to you in an amount the present value of which (when combined with the present value of any other payments otherwise payable to you by the Company that are deemed parachute payments) is less than 300% of your base amount. If you fail to exercise your right to make a selection, only a lump-sum cash severance payment in the maximum amount that is less than 300% of your base amount (reduced by the present value of any other payments otherwise payable to you by the Company that are deemed parachute payments) shall be made to you on the day after the expiration of the period extending thirty (30) days from the receipt by you of the schedule provided for hereunder, and no other Severance Benefits under this Agreement shall be paid to you under any circumstances.

                         (c) At any time prior to exercising your right to make
                    a selection under paragraph (b) of this Section 11, you shall have the right to request that the Company obtain a ruling from the Internal Revenue Service ("Service") as to whether any or all payments listed on the schedule provided hereunder are, in the view of the Service, parachute payments under Section 280G. If a ruling is sought pursuant to your request, no Severance Benefit under this



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                    Agreement shall be paid to you until after fifteen (15) days from the date of such ruling, and the period during which you may exercise your right to make a selection under paragraph (b) hereof shall be extended to a date fifteen
                    (15) days from the date of such ruling. For purposes of this
                    Section 11, you and the Company hereby agree to be bound by the Service's ruling as to whether payments constitute parachute payments under Section 280G. If the Service declines, for any reason, to provide the ruling requested, a certified public accountant, chosen by Employee shall make a determination with respect to what payments constitute parachute payments, and the period during which you may exercise your right to make a selection under paragraph (b) hereof shall be extended to a date forty-five (45) days from the date of the Service's notice indicating that no ruling will be forthcoming.

                         (d) For purposes of this Section 11, present value
                    means the value determined in accordance with the principles of Section 1274(b)(2) of the Code under rules provided in Treasury Regulations under Section 280G of the Code, and base amount means the average annual compensation payable to you by the Company and includible in your gross income for

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                    Federal income tax purposes during the shorter of the period consisting of the most recent five (5) taxable years ending before the date of any change of control of the Company or the portion of such period during which you were an employee.

                         (e) Any selection by you under this Section 11 of
                    Severance Benefit payments shall be invalid, and no such payments will be made, unless, under relevant Treasury Regulations, such payments can be reduced to present value as of the date of termination or such appropriate date prior thereto as provided in said regulations.

                         (f) Reference to Code Section 280G herein are specific
                    references to Section 280G as added to the Code by the Tax Reform Act of 1984. To the extent that Code Section 280G is amended prior to expiration or termination of this Agreement, or replaced by a successor statute, the limitations imposed by this Section 11 upon payments to be made to you under this Agreement shall be deemed modified without further action of the parties so as to provide only for such limitations that are consistent with such amendment(s) or successor statutes, as the case may be. In the event that Section 280G, or any successor statute, is repealed, this Section 11 shall cease to be effective on the



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                    effective date of such repeal. The parties to this Agreement recognize that final Treasury Regulations under Code Section 280G may affect the amounts that may be paid hereunder and agree that, upon issuance of such final Regulations, this Agreement may be modified as in good faith deemed necessary in light of the provisions of such Regulations to achieve the purposes hereof, and that consent to such modification(s) shall not be unreasonably withheld.

     IN WITNESS WHEREOF, this Agreement has been executed on __________________ ______, 19___.

                                        MEDEX, INC.



                                        By____________________________

                                        Its___________________________



                                        ------------------------------
                                        Employee

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